UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

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[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

Hickok Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

January 26, 2009

To the Shareholders of Hickok Incorporated:

The Company will hold its Annual Meeting of Shareholders at 10:00 a.m., EST., Wednesday, February 25, 2009 at BRATENAHL PLACE, 1 Bratenahl Place, Bratenahl, Ohio 44108.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Annual Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely, /s/ Janet H. Slade Janet H. Slade Chairman of the Board	/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Hickok Incorporated Annual Meeting of Shareholders to be Held on Wednesday, February 25, 2009:

The Proxy Statement and the Company's Annual Report on Form 10-KSB for the
fiscal year ended September 30, 2008 are available at our website: www.hickok-inc.com/files/financial

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

MAILED TO SHAREHOLDERS
ON JANUARY 26, 2009

The Annual Meeting of Shareholders of Hickok Incorporated, an Ohio corporation (the "Company"), will be held at BRATENAHL PLACE, 1 Bratenahl Place, Bratenahl, Ohio, on Wednesday, February 25, 2009 at 10:00 a.m., EST., for the following purposes:
1. To fix the number of Directors at seven and elect six Directors; and
2. To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record, as of the close of business on January 2, 2009, will be entitled to receive notice of and to vote at this meeting.

By Order of the Board of Directors. /s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

January 26, 2009

IMPORTANT

Please fill in and sign the enclosed Proxy and return it in the accompanying envelope regardless of whether you expect to attend the Annual Meeting or not. If you attend the Annual Meeting you may vote your shares in person, even though you have previously signed and returned your Proxy.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT
Mailed to shareholders on January 26, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hickok Incorporated (hereinafter the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on February 25, 2009, and any adjournments thereof. The time, place, and purpose of the meeting are stated in the Notice of Annual Meeting of Shareholders (the "Notice") which accompanies this Proxy Statement.

The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

Any person giving a Proxy pursuant to this solicitation may revoke it. The General Corporation Law of Ohio provides that, a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing, in a verifiable communication, or in open meeting. Mere presence at the Annual Meeting will not revoke a proxy.

All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted to fix the number of Directors at seven and for the election of all of the nominees listed in the Proxy and for the other proposals set forth in the Notice.

VOTING RIGHTS

At the close of business on January 2, 2009, the Company had 793,229 shares of Class A Common Stock, $1.00 par value ("Class A Shares"), outstanding and entitled to vote. Additionally, on such date there were 454,866 shares of Class B Common Stock, $1.00 par value ("Class B Shares"), outstanding and entitled to vote. The holders of the outstanding Class A Shares as of January 2, 2009 shall be entitled to one vote for each share held. The holders of the outstanding Class B Shares as of said date shall be entitled to three votes for each share held. The General Corporation Law of Ohio generally provides that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting, that he desires the voting at such election to be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the meeting or by or on behalf of the shareholder giving such notice, each shareholder shall have cumulative voting rights in the election of Directors, enabling him to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute his votes on the same principle among two or more nominees, as he sees fit. Only shareholders of record at the close of business on January 2, 2009 are entitled to notice of and to vote at this meeting.

At the Annual Meeting, in accordance with the General Corporation Law of Ohio, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Amended Code of Regulations, holders of a majority of the outstanding shares of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

The vote required to approve the proposal regarding the election of Directors is included in the appropriate description below. Any additional questions and matters brought before the Annual Meeting will be, unless otherwise provided by the Articles of Incorporation of the Company or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

PRINCIPAL OWNERSHIP

The shareholders named in the following table include each executive officer named in the Executive Compensation tables below and those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of January 2, 2009. In addition, this table includes the beneficial ownership of Common Shares by the Directors and Executive Officers of the Company as a group on January 2, 2009.

Title of Class	Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Common Shares, $1.00 par value, Class A and Class B	Janet H. Slade (2) 5862 Briar Hill Drive Solon, Ohio 44139	9,253 Class A (3) 94,642 Class B (4)	1.2% 20.8%
	Gretchen L. Hickok (2) 3445 Park East, Apt. A203 Solon, Ohio 44139	1,500 Class A 115,056 Class B	* 25.3%
	Patricia H. Aplin (2) 7404 Camale Drive Pensacola, Florida 32504	4,994 Class A (5) 118,042 Class B (5)	* 25.9%
	Thomas F. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	500 Class A	*
	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	65,413 Class A (6) 127,126 Class B (7)	8.0% 28.0%
	Calvin S. Koonce 6550 Rock Spring Drive, Suite 600 Bethesda, Maryland 20817	32,648 Class A (8) (10)	4.1%
	Franklin S. Koonce 6550 Rock Spring Drive, Suite 600 Bethesda, Maryland 20817	34,255 Class A (9) (10)	4.3%
	Koonce Securities Inc. 6550 Rock Spring Drive, Suite 600 Bethesda, Maryland 20817	32,200 Class A (10)	4.1%

	Glaubman Rosenberg & Robotti Fund, L.P. 708 Greenwich Street New York, New York 10014	71,442 Class A (11)	9.0%
	Robert E. Robotti 52 Vanderbilt Avenue New York, New York 10017	104,339 Class A (12)	13.2%
	Steven Tannenbaum 420 Boylston Street Boston, MA 02116	76,050 Class A (13)	9.6%
	All Directors and Executive Officers as a group (10 persons)	141,566 Class A (14) 221,768 Class B	16.2% 48.8%
* Less than one percent

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power in respect of such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with said Rule.

(2) Daughter of the late Robert D. Hickok.

(3) Includes 9,000 Class A Common Shares which Ms. Slade, as a Director, has the right to acquire upon the exercise of immediately exercisable options. The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(4) The ownership of 94,642 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(5) Shares are held by the Patricia Hickok Aplin Revocable Trust.

(6) Includes an aggregate of 20,000 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable options. The ownership of 40,613 Class A Common Shares held by the Susan F. Bauman Revocable Trust and 4,800 Class A Common Shares held by the Robert L. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(7) The ownership of 127,126 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(8) Based on Schedule 13G/A, filed March 3, 2008 with the Securities and Exchange Commission, Calvin S. Koonce has sole voting and dispositive power over 448 Class A shares and has shared voting and dispositive power of 32,648 Class A shares held by the discretionary customers of Koonce Securities Inc. (“KSI”). Shares reported as being beneficially owned by Mr. Koonce include 248 shares held by his wife, as to which he has disclaimed beneficial ownership.

(9) Based on Schedule 13G/A, filed March 3, 2008 with the Securities and Exchange Commission, Franklin S. Koonce has sole voting and dispositive power over 2,005 Class A shares and has shared voting and dispositive power of 34,255 Class A shares held by the discretionary customers of KSI. Shares reported as being beneficially owned by Mr. Koonce include 900 shares held by his wife and children, as to which he has disclaimed beneficial ownership.

(10) Based on Schedule 13G/A, filed March 3, 2008 with the Securities and Exchange Commission, Koonce Securities Inc. does not have the power to dispose or to direct the disposition of, or vote or direct the vote, of any shares of Common Stock held in its discretionary accounts. Mr. Calvin S. Koonce shares with the individual account holders the power to vote or direct the vote of shares beneficially owned by KSI. Mr. Franklin S. Koonce shares with the individual account holders the power to vote or direct the vote, and shares the power to dispose or to direct the disposition of 50 shares beneficially owned by KSI. The shares beneficially owned by KSI includes 32,200 owned in KSI's trading account for its market making activities.

(11) Based on a Schedule 13D/A filed December 22, 2008 with the Securities and Exchange Commission. The Schedule 13D/A indicates that the following reporting persons have shared voting and shared dispositive power over 71,442 shares of the Company's Class A common stock: The Glaubman Rosenberg & Robotti Fund, L.P., Glaubman & Rosenberg Partners, LLC., Glaubman & Rosenberg Advisors, LLC., Joseph Hain and Kirin Smith. According to the Schedule 13D/A, Joseph Hain has sole voting and dispositive power over an additional 3,250 such shares (for a total, combined with the above mentioned 71,442 shares, of 74,692 shares or 9.4% of the Class), and Kirin Smith has sole voting and dispositive power over an additional 5,435 such shares (for a total, combined with the above mentioned 71,442 shares, of 76,877 shares or 9.7% of the Class).

(12) Based on a Schedule 13D/A filed March 5, 2008 with the Securities and Exchange Commission. According to the Schedule 13D/A, the following reporting persons have shared voting and dispositive power over 104,339 shares of the Company's Class A common stock: Robert E. Robotti, Kenneth R. Wasiak, Ravenswood Management Company, L.L.C. According to Schedule 13D/A, The Ravenswood Investment Company, L.P. has shared voting and shared dispositive power over 73,854 shares of the Company's Class A common stock (or 9.3% of the Class), and Ravenswood Investments III, L.P. has shared voting and shared dispositive power over 30,485 shares of the Company's Class A common stock (or 3.8% of the Class).

(13) Based on a Schedule 13G filed March 10, 2008 with the Securities and Exchange Commission. According to the Schedule 13G, the following reporting persons have sole voting and dispositive power over 76,050 shares of the Company's Class A common stock: Steven Tannenbaum and Greenwood Investments, Inc. According to Schedule 13G, Greenwood Investors Limited Partnership has sole voting and dispositive power over 36,050 shares of the Company's Class A common stock (or 4.5% of the Class), and Greenwood Capital Limited Partnership has sole voting and dispositive power over 40,000 shares of the Company's Class A common stock (or 5.0% of the Class).

(14) Includes 80,000 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable options.

ELECTION OF DIRECTORS

The number of Directors of the Company is presently fixed at eight. The term of office of each Director expires annually. The individuals elected to the office of Director at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected.

The Board of Directors recommends that the number of Directors be fixed at seven, that six of such directorships be filled by the vote of the shareholders at the Annual Meeting, and that the six nominees hereinafter named be elected. The Board of Directors believes that the election of one less Director than authorized will provide the Board with flexibility during the year to appoint an additional member to the Board, when and if an individual whose services would be beneficial to the Company and its shareholders is identified.

The nominees receiving the greatest number of votes will be elected. The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election as Directors of the nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. Abstentions and broker non-votes will have no effect on the election of Directors. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of nominees elected to the Board of Directors. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

Name and Age	Business Experience (1)	Year in which first elected Director	Common Shares (2) beneficially owned as of January 2, 2009	Percent of class beneficially owned

Robert L. Bauman (3) Age: 68	President and Chief Executive Officer of the Company since July 1993; Chairman of the Company from July 1993 to May 2001	1980	65,413 (4) Class A 127,126 (5) Class B	8.0% 28.0%
T. Harold Hudson Age: 69	President, AAPRA Associates, LLC, (con- sulting firm) since June 1999; Senior Vice President of Engineering and Design of Six Flags Theme Parks, Inc. for five years prior to June 1999	1992	11,500 (6) Class A	1.4%
James T. Martin Age: 77	Consultant, self employed, since Septem- ber 1997; President and Chief Executive Officer, Meaden & Moore, Ltd. (regional, Cleveland based CPA firm) for five years prior to September 1997	1999	8,900 (7) Class A	1.1%
Michael L. Miller Age: 67	Retired Partner of Calfee, Halter & Griswold LLP, the Company's Legal Counsel. Mr. Miller became a Partner of the firm in January 1972	1992	14,000 (8) Class A	1.7%
Hugh S. Seaholm Age: 57	President and Chief Executive Officer, Universal Metal Products, Inc. (custom metal stamping manufacturer) since Janu- ary 1987	2002	5,000 (9) Class A	*
Janet H. Slade Age: 65	Chairman of the Company since May 2001; Private Investor for five years prior to May 2001	1992	9,253 (8) (10) Class A 94,642 (11) Class B	1.2% 20.8%
* Less than one percent

(1) Unless otherwise indicated, the principal occupation shown for each of the Company's Directors has been the principal occupation of such person for at least the past five years. Each Director may be reached c/o the Company at 10514 Dupont Avenue, Cleveland, Ohio 44108.

(2) Class A Common Shares are indicated by "Class A"; Class B Common Shares are indicated by "Class B".

(3) Mr. Robert L. Bauman is the brother of Mr. Thomas F. Bauman, the Company's Senior Vice President, Sales and Marketing.

(4) Includes an aggregate of 20,000 Class A Common Shares which may be acquired by Mr. Bauman upon the exercise of immediately exercisable options. The ownership of 40,613 Class A Common Shares held by the Susan F. Bauman Revocable Trust and 4,800 Class A Common Shares held by the Robert L. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(5) The ownership of 127,126 Class B Common Shares held by the Robert L. Bauman Revocable Trust is attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(6) Includes 2,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(7) Includes 8,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(8) Includes 9,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(9) Includes 5,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(10) The ownership of 253 Class A Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(11) The ownership of 94,642 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of the Company's Class A Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during the fiscal year ending September 30, 2008 all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with, except for a Form 4 for Robert L. Bauman and a Form 4 for Thomas F. Bauman, each of which was not timely filed due to an administrative error. In addition, a Form 4 for T. Harold Hudson was not timely filed due to an administrative error.

TRANSACTIONS WITH MANAGEMENT

During fiscal years 2007 and 2008, no transactions occurred or were proposed that are required to be disclosed pursuant to Item 404 of Regulation S-B under the Securities Exchange Act of 1934.

INFORMATION REGARDING MEETINGS AND
COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has determined that James T. Martin and Hugh S. Seaholm, members of the Audit Committee, satisfy the criteria adopted by the Securities and Exchange Commission to serve as "audit committee financial experts" and all three members of such Committee are independent directors. In addition, the Board has a Compensation Committee made up of two independent directors. The Board of Directors has determined that all remaining directors are independent except for Mr. Robert L. Bauman, who is employed by the Company. The determinations of independence described above were made using the definition for independence of directors under NASDAQ listing standards. Set forth below is the membership of the various committees with the number of meetings held during the fiscal year ended September 30, 2008 in parentheses:

Audit Committee (1) T. Harold Hudson James T. Martin Hugh S. Seaholm	Compensation Committee (1) James T. Martin Michael L. Miller Jim N. Moreland

The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Compensation Committee determines and reviews overall compensation matters affecting senior managers and officers, including the granting of stock options.

The Board of Directors does not have a nominating committee or committee performing similar functions because the Company believes that as a small business issuer traded on the Over The Counter Bulletin Board, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by Company shareholders because historically the Company has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors held four meetings during the fiscal year ended September 30, 2008. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the period that he or she served. The Company has not adopted a formal policy requiring Directors to attend the Annual Meeting of Shareholders, but all Directors attended the February 2008 Annual Meeting.

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any of the Directors c/o Janet Slade, Hickok Incorporated, 10514 Dupont Avenue, Cleveland, Ohio 44108. All shareholder communications will be compiled by Janet Slade and submitted to the Board or the individual Directors on a periodic basis.

DIRECTOR COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company of the Outside Directors.

Name (a)	Fees Earned or Paid in Cash (b)	Option Awards (1) (d)	Total (h)
T. Harold Hudson	$9,000	$2,638	$11,638
James T. Martin	10,500	2,638	13,138
Michael L. Miller	7,500	2,638	10,138
Jim N. Moreland	7,500	2,638	10,138
Hugh S. Seaholm	9,000	2,638	11,638
Janet H. Slade	43,000	2,638	45,638
	$86,500	$15,828	$102,328

For the fiscal year ended September 30, 2008, Directors who are not also employees of the Company received an annual fee of $1,500 and a fee of $1,500 for each Board and Committee meeting attended for the year. Janet Slade, Chairman of the Board, received an annual fee of $8,600 and a fee of $8,600 for each Board meeting attended for the year. Directors who are also employees of the Company received a fee of $50 for each Board meeting attended and receive no compensation for any Committee meetings attended for the year. No other compensation is paid to the Company's Directors.

In response to the current economic conditions, at the December 10, 2008 Board of Directors meeting the Compensation Committee recommended and the Board of Directors approved a temporary reduction in fees ranging from 33% to 50% effective with the December 9, 2008 Committee meetings. Board and Committee meeting fees for Directors were reduced to $750, Directors who are also employees to $25, and Ms. Slade's fees were reduced to $5,733. The Board also noted that when improved conditions allow, the Directors fees prior to these reductions could be re-instituted.

(1) Option Awards (column (d)) represent stock option grants for which, in each case the Company recorded 2008 compensation expense. Under the required FAS 123(r) methodology, the compensation expense reflected in column (d) is for grants made in 2008. The assumptions used in calculating the FAS 123(r) compensation expense are provided in the Company's Annual Report on Form 10-KSB which is available at www.hickok-inc.com.

The Company's Outside Directors Stock Option Plans (collectively the "Directors Plans") provide for the automatic grant of options to purchase shares of Class A common stock over a three year period to members of the Board of Directors who are not employees of the Company, at the fair market value on the date of grant. The options are exercisable for up to 10 years. All options granted under the Directors Plans become fully exercisable on February 21, 2011. However, upon the occurrence of a change in control, any and all options granted shall become immediately exercisable. During the fiscal year ended September 30, 2008, stock options for 1,000 shares were granted to each Outside Director listed in the Director Compensation Table.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee") reports to the Board and is responsible for overseeing the Company's accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is currently comprised of three directors, each of whom meet independence requirements under the current National Association of Securities Dealers corporate governance standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company's website at www.hickok-inc.com under financial.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by auditing standards set by the Public Company Accounting Oversight Board. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same may be modified or supplemented, and has discussed with the independent accountant the independence of the accountant from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC.

The Audit Committee of The Board of Directors
James T. Martin, Chairman
T. Harold Hudson
Hugh S. Seaholm

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended September 30, 2008 and 2007, Meaden & Moore, Ltd. provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

	2008	2007
Audit Fees	$78,400	$81,000
Audit-Related Fees	700	1,000
Tax Fees	10,500	9,200
All Other Fees	5,000	6,500

Totals	$94,600	$97,700

Audit Fees: Fees for audit services include fees associated with the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB. Audit fees also include fees associated with providing consents included with, and assistance with and review of, documents filed with the SEC.

Audit-Related Fees: Audit-related fees include fees associated with discussions related to FAS 123 (r), unrealized gains and losses, deferred tax assets and the review of FIN 48 Correspondence.

Tax Fees: Fees for tax services include tax compliance, tax advice and tax planning.

All Other Fees: Other fees include fees associated with 401k plan audits and other services.

The Audit Committee has determined that the rendering of the non-audit services by Meaden & Moore, Ltd. is compatible with maintaining the auditor's independence.

Audit Committee Pre-Approval Policy: It is the policy of the Company's audit committee to approve all engagements of the Company's independent auditor to render audit and non-audit services prior to the initiation of such services. All services listed above were preapproved by the audit committee.

The firm of Meaden & Moore, Ltd. has again been selected to act as the auditors for the Company for the current fiscal year. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired. The representative also is expected to be available to respond to appropriate questions from shareholders.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company of the Chief Executive Officer and the Company's other most highly compensated officers (the "Named Executive Officers").

Summary Compensation Table
Annual Compensation
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (1) (d)	Option Awards (f)	Total (j)

Robert L. Bauman, President & Chief Executive Officer	2008 2007	$260,400 (2) $253,750 (2)	0 0	0 (3) 0 (3)	$260,400 $253,750
Thomas F. Bauman, Senior Vice President, Sales and Marketing	2008 2007	$147,813 $144,200	0 0	0 (3) 0 (3)	$147,813 $144,200
William A. Bruner, Senior Vice President, Manufacturing Operations	2008 2007	$97,250 $94,250	0 0	0 (3) 0 (3)	$97,250 $94,250
Gregory M. Zoloty, Senior Vice President, Finance & Chief Financial Officer	2008 2007	$97,250 $94,250	0 0	0 (3) 0 (3)	$97,250 $94,250

The Named Executive Officers did not receive personal benefits or perquisites during the last fiscal year in excess of the lesser of $10,000 or 10% of their aggregate salary and bonus.

(1) Represents bonuses earned from the plans described in the section "Profit Sharing Plans" below. Bonuses are normally paid after the end of the year for that year (e.g., bonus distributions that accrued in fiscal year 2007 will actually be paid in fiscal year 2008).

(2) This amount includes $200 which represents a fee of $50 for each Board meeting attended during fiscal 2008 and 2007.

(3) Represents options to purchase shares of Class A Common Stock. Under the Company's Key Employees Stock Option Plans (collectively the "Employee Plans") the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. The options are exercisable for up to 10 years. All options granted under the Employee Plans were exercisable at September 30, 2008. During the fiscal year ended September 30, 2008 there were no stock options granted to the Named Executive Officers listed in the Summary Compensation Table.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards information for the individuals named in the Summary Compensation Table.

Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (c)	Option Expiration Date (f)

Robert L. Bauman	3,000 5,000 5,000 10,000	7.125 5.00 3.125 3.55	12/31/2008 (1) 12/31/2009 12/31/2010 3/01/2012
Thomas F. Bauman	0	0
William A. Bruner	2,000 3,000 3,000 6,000	7.125 5.00 3.125 3.55	12/31/2008 (1) 12/31/2009 12/31/2010 3/01/2012
Gregory M. Zoloty	2,000 2,000 3,000 6,000	7.125 5.00 3.125 3.55	12/31/2008 (1) 12/31/2009 12/31/2010 3/01/2012

(1) Options were not exercised and have expired.

Under the Company's Key Employees Stock Option Plans (collectively the "Employee Plans") the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. The options are exercisable for up to 10 years. All options granted under the Employee Plans were exercisable at September 30, 2008. During the fiscal year ended September 30, 2008 there were no stock options granted to the Named Executive Officers listed in the Summary Compensation Table.

2008 Option Exercises and Year-End Value Table

The following table sets forth stock option information for the individuals named in the Summary Compensation Table. The value of the “in-the-money” options refers to options having an exercise price which is less than the fair market value of the Company's stock on September 30, 2008.

			Number of Unexercised Options at September 30, 2008		Value of (1) Unexercised In- the-Money Options at September 30, 2008
Name	Shares Acquired on Exercise	Value Realized	Exercis- able	Unexer- cisable	Exercis- able	Unexer- cisable

Robert L. Bauman	3,000	$12,000	23,000 (2)	- 0 -	$109,500	- 0 -
Thomas F. Bauman	6,000	$58,050	- 0 -	- 0 -	$0	- 0 -
William A. Bruner	- 0 -	- 0 -	14,000 (3)	- 0 -	$66,075	- 0 -
Gregory M. Zoloty	- 0 -	- 0 -	13,000 (3)	- 0 -	$62,075	- 0 -

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date or year-end, as the case may be, minus the exercise price.

(2) Includes 3,000 shares which expired after fiscal year end but before the record date.

(3) Includes 2,000 shares which expired after fiscal year end but before the record date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2008 with respect to compensation plans (including individual compensation arrangements) under which Common Stock of the Company is authorized for issuance under compensation plans previously approved and not previously approved by shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	104,400	$4.83	56,200

Equity compensation plans not approved by security holders	-	-	-

Total	104,400		56,200

STOCK PERFORMANCE GRAPH

The following data compares the value of $100 invested on October 1, 2003 in the Company's Class A Common Shares, the Nasdaq Composite Index, and the Nasdaq Industrial Index. The Nasdaq Composite Index represents a broad market group in which the Company participates, and the Nasdaq Industrial Index was chosen as having a representative peer group of companies. The total return includes reinvestment of dividends. The comparisons in this graph are not intended to forecast, or be indicative of, possible future performance.

OCTOBER 1, 2003
THRU SEPTEMBER 30, 2008
HICKOK
NASDAQ COMPOSITE
NASDAQ INDUSTRIAL
DOLLARS
300
200
100
0
2003
2004
2005
2006
2007
2008
FISCAL YEAR ENDED SEPTEMBER 30

The above graph was prepared using the following data:

SEPTEMBER 30	2003	2004	2005	2006	2007	2008

HICKOK	$100	$127	$118	$142	$308	$216

NASDAQ COMPOSITE	100	106	120	126	151	116

NASDAQ INDUSTRIAL	100	115	130	139	167	122

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board of Directors does not operate under a Charter. The Committee reviews the Company's existing and proposed executive compensation plans, makes determinations concerning such plans and the awards to be made thereunder. The results of their deliberations are presented to the full Board of Directors for approval. The current members of the Committee are James T. Martin, Michael L. Miller and Jim N. Moreland, each of whom are non-employee Directors of the Company.

Compensation Philosophy

The Committee believes that, in order to attract, retain and offer appropriate incentives to its key executives, compensation levels of individuals should be comparable to similarly situated companies. The Committee reviews available information concerning compensation levels at firms that are generally comparable in terms of industry, size and geography. Certain of these companies may be part of the indices set forth in the Stock Performance Graph contained elsewhere in this Proxy Statement. In addition, prior year corporate earnings, internal earnings projections for future years, value to the Company for future requirements, and leadership qualities are factors in determining compensation levels for key executives. The Committee also makes a determination as to the overall success of the Company in achieving strategic goals and the contribution of each individual employee to that process. Additionally, the Committee makes recommendations to the full Board as to compensation methods, such as special bonus and stock option programs and the philosophy for distribution of any related incentives.

In 1993 Congress adopted Section 162 (m) of the Internal Revenue Code which limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162 (m). The Committee does not expect the deductibility of any compensation paid to its employees to be affected by Section 162 (m).

Fiscal 2009 Compensation Decisions

At the Compensation Committee's meeting December 9, 2008 the general employee compensation policy of the Company and short-term changes to that policy that are required in response to the current economic conditions were discussed at length. Base salaries for each of the Company's officers and a plan adjusting other employee compensation to react to the economic downturn were established by the Committee based on recommendations from Robert L. Bauman. In light of current economic conditions Mr. Bauman recommended temporary salary reductions for all the Company's employees that ranged from 38% to 2.5% depending on the employee's compensation classification and current rate. The reductions are effective January 1, 2009. Mr. Thomas Bauman's base rate was reduced 38%, other salaried employees base rates were reduced 20%, and hourly employees base rates were reduced between 10% and 2.5% depending on their hourly rate. He also recommended selective staff reductions. The Committee approved Mr. Bauman's plan but also noted that when conditions improve the previous Company policies are appropriate for normal economic conditions and when improved conditions allow, the Company's compensation rates prior to these reductions could be re-instituted.

Under normal conditions Robert L. Bauman's base salary is determined based on the Committee's assessment of his performance, comparison to industry compensation norms, and other factors. Since Mr. Bauman is involved in essentially every aspect of the Company's operations, the Committee considers financial performance, progress toward strategic objectives, new product innovations and plans, as well as Company operating performance in which his leadership is essential. The Committee also reviews the Company's financial position and outlook, a limited pay comparison of senior executives in other similarly sized companies in the same industry, and the value he adds to the Company's stability and future strategic objectives.

Obtaining directly comparable data on CEO pay is difficult because there is little published data on executive compensation for companies of our size and in our industry. We are able to obtain additional data on senior management pay rates in similarly sized companies in our geographical region, which we also use in assessing proper compensation for Mr. Bauman. This information on senior management pay is used to compare our Company to the norms of the industry with regard to compensation. In addition to the published information, the Committee uses its own personal contacts when possible to get a sense of pay rates for other CEOs in the industry. The committee believes that the CEO pay should be approximately a two-times multiple of the next highest pay rate of a senior manager. Other than the approximate two-times multiple, the Committee does not apply any specific quantitative formula or benchmarking techniques in making compensation decisions for the Chief Executive Officer. Because of the current economic conditions the committee agreed that the normal evaluation process should not be applied for 2009. The Committee, at Mr. Bauman's suggestion, determined to reduce his compensation by 50% pending changes in the current financial conditions.

The Committee has a restricted perquisite policy that limits perquisite types of compensation to essentially the use of Company supplied vehicles and stock options for certain key employees. No options to purchase Class A Common Stock were granted to employees in fiscal 2008.

The Compensation Committee of the Board of Directors
Michael L. Miller, Chairman
James T. Martin
Jim N. Moreland

Profit Sharing Plans

The Company has a formula based profit sharing bonus plan that has been in place for over 30 years. In addition the Board of Directors from time to time have installed special bonus plans. The bonus distribution for the profit sharing bonus plan is determined by the Compensation Committee of the Board of Directors after considering such factors as the employee's influence on Company results, performance during the preceding years with emphasis on the previous year, and employee long-term anticipated contribution to corporate goals.

The profit sharing bonus plan for all officers and key employees provides for a fund consisting of 20% of the excess of profits, before federal taxes, after deducting 10% of the net stockholders' equity at the beginning of the fiscal year such equity to include the net amount received by the company during the fiscal year from the sale of common stock or through the exercise of common stock options.

The bonus awarded under the regular profit sharing bonus plan for all officers and key employees cannot exceed 50% of any recipient's base salary. The Company's formula based profit sharing bonus plan produced no bonuses in 2008 or in 2007.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices no later than September 21, 2009, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Securities and Exchange Commission.

The Company may use its discretion in voting Proxies with respect to Shareholders' proposals not included in the Proxy Statement for fiscal year ended September 30, 2009, unless the Company receives notice of such proposals prior to December 5, 2009.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Mr. Gregory M. Zoloty
Hickok Incorporated
10514 Dupont Avenue
Cleveland, Ohio 44108

In addition, all shareholders will have the ability to access this Proxy Statement and the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008 by visiting our website: www.hickok-inc.com/files/financial

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Robert L. Bauman Robert L. Bauman President and Chief Executive Officer

Dated January 26, 2009